Ellington Financial Inc. S-3ASR

Ex-5.1

December 23, 2025

Board of Directors

Ellington Financial Inc.

53 Forest Avenue

Old Greenwich, Connecticut 06870

Universal Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Ellington Financial Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration (A) for issue and sale from time to time by the Company of an indeterminate amount of (i) shares of common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) depositary shares representing a fractional interest of a share of a particular class or series of Preferred Stock (the “Depositary Shares”), (iv) stockholder rights to purchase Common Stock or Preferred Stock (the “Stockholder Rights”), (v) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (vi) debt securities of the Company (the “Debt Securities”), and (vii) units consisting of two or more of the foregoing securities of the Company (the “Units,” and together with the Common Stock, the Preferred Stock, the Depositary Shares, the Stockholder Rights, the Warrants and the Debt Securities, the “Company Securities”) and (B) of Company Securities to be resold from time to time by certain security holders of the Company (the “Selling Security Holder Securities” and together with the Company Securities, the “Offered Securities”). The Offered Securities may be issued and sold from time to time in multiple transactions pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act and as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein and any amendments or supplements thereto. Any Debt Securities will be issued pursuant to one or more open-ended indentures between the Company and trustee or trustees yet to be named (the “Trustee”). Any Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and the depositary party thereto substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference. Any Stockholder Rights will be issued pursuant to one or more subscription agreements (each, a “Subscription Agreement”) substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Any Warrants will be evidenced by a warrant certificate and issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Any Units will be evidenced by a unit certificate and issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and the unit agent party thereto substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference.

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Board of Directors Ellington Financial Inc. December 23, 2025 Page 2

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with the foregoing, we have examined the following documents:

(a)	The Registration Statement, including the Form of Indenture filed as Exhibit 4.4 to the Registration Statement (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3, Commission File No. 333-177754) (the “Indenture”), and the related form of prospectus included therein in the form in which it was filed with the Commission under the Securities Act;
(b)	The Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on December 23, 2025, and as certified by the Secretary of the Company on the date hereof (the “Certificate of Incorporation”);
(c)	The Amended and Restated Bylaws of the Company, dated as of January 5, 2023, as certified by the Secretary of the Company on the date hereof (the “Bylaws”);
(d)	Resolutions adopted by the Board of Directors of the Company on December 23, 2025, authorizing, among other things, the registration, issuance and sale of the Company Securities and the registration of the Selling Security Holder Securities, as certified by the Secretary of the Company on the date hereof; and
(e)	The certificate of the Secretary of State of the State of Delaware as to the due incorporation, existence and good standing of the Company, dated December 23, 2025 (the “Delaware Certificate”).

Board of Directors Ellington Financial Inc. December 23, 2025 Page 3

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). As to factual matters, we have relied upon a certificate of the Secretary of the Company and upon certificates of public officials.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

1.	The Company is a corporation duly incorporated and existing under the laws of the State of Delaware, is in good standing with the Secretary of State of the State of Delaware and has the corporate power and authority to issue the Company Securities.
2.	With respect to the Common Stock, (a) when the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation and the Bylaws and (b) when the shares of Common Stock have been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and if all of the foregoing actions are taken in accordance with appropriate corporate authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such corporate authorization, then the shares of Common Stock will be validly issued, fully paid and non-assessable.
3.	With respect to the Preferred Stock, (a) when the terms of the particular class or series of Preferred Stock and of the issuance and sale of such shares of Preferred Stock have been duly established in conformity with the Certificate of Incorporation and the Bylaws, (b) with respect to a particular class or series of Preferred Stock, when the related designating amendment to the Certificate of Incorporation establishing the relative powers, designations, preferences, rights, duties, limitations or restrictions of such Preferred Stock has been annexed to the Certificate of Incorporation, and (c) when shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and if all of the foregoing actions are taken in accordance with appropriate corporate authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such corporate authorization, then the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

Board of Directors Ellington Financial Inc. December 23, 2025 Page 4

4.	With respect to the Depositary Shares, (a) when the terms of the particular class or series of Depositary Shares and of the issuance and sale of such Depositary Shares have been duly established in conformity with the Certificate of Incorporation and the Bylaws, (b) when such Depositary Shares have been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, (c) when the applicable Deposit Agreement has been duly executed and delivered and (d) when the certificates representing such Depositary Shares have been duly executed and delivered in accordance with the applicable Deposit Agreement, and if all of the foregoing actions are taken in accordance with appropriate corporate authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such corporate authorization, then such Depositary Shares will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Depositary Shares and the terms of the applicable Deposit Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.
5.	With respect to the Stockholder Rights, (a) when the terms of the issuance and sale of any Stockholder Rights have been duly established in conformity with the Certificate of Incorporation and the Bylaws, (b) when such Stockholder Rights have been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, (c) when the applicable Subscription Agreement (including a form of certificate representing the Stockholder Rights) has been duly executed and delivered and (d) when the certificates representing such Stockholder Rights have been duly executed, attested and delivered in accordance with the applicable Subscription Agreement, and if all of the foregoing actions are taken in accordance with appropriate corporate authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such corporate authorization, then such Stockholder Rights will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Stockholder Rights and the terms of the applicable Subscription Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

Board of Directors Ellington Financial Inc. December 23, 2025 Page 5

6.	With respect to the Warrants, (a) when the terms of the particular class or series of Warrants and of the issuance and sale of such Warrants have been duly established in conformity with the Certificate of Incorporation and the Bylaws, (b) when such Warrants have been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, (c) when the applicable Warrant Agreement (including a form of certificate representing the Warrants) has been duly executed and delivered and (d) when the certificates representing such Warrants have been duly executed and delivered in accordance with the applicable Warrant Agreement, and if all of the foregoing actions are taken in accordance with appropriate corporate authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such corporate authorization, then such Warrants will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Warrants and the terms of the applicable Warrant Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.
7.	With respect to the Debt Securities, (a) when the terms of any class or series of Debt Securities and of the issuance and sale of such Debt Securities have been duly established in conformity with the Certificate of Incorporation and the Bylaws, (b) when an Indenture relating to such Debt Securities has been duly authorized and validly executed and delivered by the Company and the Trustee, (c) when the Debt Securities have been duly executed, issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and (d) when such Debt Securities have been duly authenticated and delivered in accordance with the applicable Indenture, and if all of the foregoing actions are taken in accordance with appropriate corporate authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such corporate authorization, then, so long as the Debt Securities are issued in the form of Indenture with the appropriate terms of the Debt Securities included therein, such Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Debt Securities and the terms of the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

Board of Directors Ellington Financial Inc. December 23, 2025 Page 6

8.	With respect to the Units, (a) when the terms of the particular Units and of the issuance and sale of such Units have been duly established in conformity with the Certificate of Incorporation and the Bylaws, (b) when such Units have been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, (c) when the applicable Unit Agreement (including a form of certificate representing the Units) has been duly executed and delivered and (d) when the certificates representing such Units have been duly executed and delivered in accordance with the applicable Unit Agreement, and if all of the foregoing actions are taken in accordance with appropriate corporate authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such corporate authorization, then such Units will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Units and the terms of the applicable Unit Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

In expressing the opinions above, we have assumed that (i) any Common Stock or Preferred Stock will not be issued in violation of Article XIII of the Certificate of Incorporation, (ii) upon issuance, the total number of shares of Common Stock and Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock and Preferred Stock that the Company has authority to issue under the Certificate of Incorporation, (iii) with respect to the Debt Securities, the applicable Trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission and (iv) each of the applicable Depositary Shares, Stockholder Rights, Warrants, Debt Securities and Units and the Indentures, Deposit Agreements, Subscription Agreements, Warrant Agreements and Unit Agreements governing such Securities will have been duly executed and delivered and governed by and construed in accordance with the laws of the State of New York.

Board of Directors Ellington Financial Inc. December 23, 2025 Page 7

The opinion with respect to the incorporation, existence and good standing of the Company in the State of Delaware is based solely on the Delaware Certificate.

We do not purport to express an opinion on any laws other than the Delaware General Corporation Law and the laws of the State of New York. We express no opinion as to the applicability or effect of any federal or state laws regarding fraudulent transfers or fraudulent conveyances.

We hereby consent to the filing with the Commission of this opinion as Exhibit 5.1 to the Registration Statement on the date hereof and to the reference to this firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinions expressed in this letter speak only as of the date of this letter. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Vinson & Elkins L.L.P.